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                                                                    EXHIBIT 99.1

ACACIA
RESEARCH
CORPORATION

                                                        Contacts:  Bret L. Undem
                                                                 Media Relations
                                                             Tel. (425) 493-2293
                                                             Fax. (425) 493-2010
FOR RELEASE
-----------
September 16, 2005

                 COMBIMATRIX GROUP TO RECEIVE $10.5 MILLION FROM
                   ACACIA RESEARCH REGISTERED DIRECT OFFERING


         Newport Beach, Calif. - (BUSINESS WIRE) - September 16, 2005 - Acacia Research Corporation (Nasdaq: CBMX:ACTG) today announced that it has obtained commitments to purchase approximately $10.5 million of its Acacia Research-CombiMatrix common stock in a registered direct offering. Under the terms of the transaction, Acacia will sell approximately 6.4 million shares of its Acacia Research-CombiMatrix common stock at $1.65 per share to a select group of accredited investors and grant to such investors five year warrants for the purchase of an aggregate of approximately 1.6 million shares of common stock at an exercise price of $2.40 per share. Piper Jaffray & Co. acted as exclusive placement agent for the transaction.

         This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The shares of common stock may only be offered by means of a prospectus. Copies of the prospectus supplement and accompanying base prospectus can be obtained from Piper Jaffray & Co. at 405 Lexington Avenue, 58th Floor, New York, New York 10174-5899, fax (212) 284.9579.


ABOUT ACACIA RESEARCH COPORATION

Acacia Research Corporation comprises two operating groups: Acacia Technologies Group and CombiMatrix Group. The CombiMatrix group is developing a platform technology to rapidly produce customizable arrays, which are semiconductor-based tools for use in identifying and determining the roles of genes, gene mutations and proteins. The CombiMatrix's group's technology has a wide range of potential applications in the areas of genomics, proteomics, biosensors, drug discovery, drug development, diagnostics, combinatorial chemistry, material sciences and nanotechnology.

The Acacia Technologies group develops, acquires, and licenses patented technologies. Acacia controls 33 patent portfolios, which include over 120 U.S. patents, and certain foreign counterparts, covering technologies used in a wide variety of industries including audio/video enhancement & synchronization, broadcast data retrieval, computer memory cache coherency, credit card fraud protection, database management, data encryption & product activation, digital media transmission (DMT(R)), digital video production, dynamic manufacturing modeling, enhanced Internet navigation, high resolution optics, image resolution enhancement, interactive data sharing, interactive television, hearing aid ECS, interstitial Internet advertising, laptop docking station connectivity, microprocessor enhancement, multi-dimensional bar codes, network data storage, resource scheduling, rotational video imaging and spreadsheet automation.

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Acacia Research-Acacia Technologies (NASDAQ: ACTG) and Acacia
Research-CombiMatrix (NASDAQ: CBMX) are both classes of common stock issued by Acacia Research Corporation and are intended to reflect the performance of the respective operating groups and are not issued by the operating groups.

Information about the Acacia Technologies Group and the CombiMatrix Group is available at www.acaciaresearch.com.
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SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995:

THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE BASED UPON OUR CURRENT EXPECTATIONS AND SPEAK ONLY AS OF THE DATE HEREOF. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY AND ADVERSELY FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS AND UNCERTAINTIES, INCLUDING THE ECONOMIC SLOWDOWN AFFECTING TECHNOLOGY COMPANIES, OUR ABILITY TO SUCCESSFULLY DEVELOP PRODUCTS, RAPID TECHNOLOGICAL CHANGE IN OUR MARKETS, CHANGES IN DEMAND FOR OUR FUTURE PRODUCTS, LEGISLATIVE, REGULATORY AND COMPETITIVE DEVELOPMENTS AND GENERAL ECONOMIC CONDITIONS. OUR ANNUAL REPORT ON FORM 10-K, RECENT AND FORTHCOMING QUARTERLY REPORTS ON FORM 10-Q, RECENT CURRENT REPORTS ON FORMS 8-K AND 8-K/A, AND OTHER SEC FILINGS DISCUSS SOME OF THE IMPORTANT RISK FACTORS THAT MAY AFFECT OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION. WE UNDERTAKE NO OBLIGATION TO REVISE OR UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS FOR ANY REASON.